LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	The undersigned appoints Patrick S. Lancaster and Richard G. Raymond, acting singly, as attorneys-in-fact with full power and authority on behalf of the undersigned to:

(1)	prepare, execute and file Forms 3, 4, and 5
with respect to the securities of American Axle & Manufacturing Holdidngs, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission and any national securities exchanges and the Company, as necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934(the "Exchange Act");

(2)	seek or
obtain information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which
in the discretion of such attorneys-in-fact are necessary or desirable on behalf of the undersigned in connection with the foregoing.

The
undersigned acknowledges that:

(1)	this Power of Attorney authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor
such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.


	This Power of Attorney shall
remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	This Power of
Attorney was executed as of this October 1, 2004 before a Notary Public for the County of Wayne, State of Michigan.


   /s/Elizabeth
A. Chappell									_________________________________